EXHIBIT 99.1
GIANT INDUSTRIES, INC.
NEWS RELEASE

Contact: Mark B. Cox
         Executive Vice President, Treasurer, & Chief Financial Officer Giant Industries, Inc.
         (480) 585-8888

FOR IMMEDIATE RELEASE

January 18, 2007


GIANT ANNOUNCES MEETING DATE TO VOTE ON ACQUISITION BY WESTERN REFINING

Scottsdale, Arizona, January 18, 2007 - Giant Industries, Inc. [NYSE: GI] announced today that the company has scheduled a Special Meeting of Stockholders for February 27, 2007. At the meeting, stockholders of record on January 26, 2007, will be entitled to vote on the pending acquisition by Western Refining, Inc. [NYSE: WNR] of all of the outstanding shares of Giant for $77.00 in cash pursuant to the previously announced merger transaction.

The transaction is currently expected to close in the first quarter of 2007 and is not subject to any financing conditions. The closing of the transaction is subject to approval by Giant stockholders and the satisfaction of other closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. As previously announced on October 10, 2006, Giant and Western received a request for additional information from the Federal Trade Commission in connection with the transaction. Requests for additional information are not unusual in connection with refinery transactions. Both Giant and Western responded to the request in December and discussions regarding the transaction are ongoing with the Federal Trade Commission.

ABOUT GIANT INDUSTRIES

Giant Industries, Inc., headquartered in Scottsdale, Arizona, is a refiner and marketer of petroleum products. Giant owns and operates one Virginia and two New Mexico crude oil refineries, a crude oil gathering pipeline system based in Farmington, New Mexico, which services the New Mexico refineries, finished products distribution terminals in Albuquerque, New Mexico, and Flagstaff, Arizona, a fleet of crude oil and finished product truck transports, and a chain of retail service station/convenience stores in New Mexico, Colorado and Arizona. Giant is also the parent company of Phoenix Fuel Co., Inc., Dial Oil Co., and Empire Oil Co., all of which are wholesale petroleum products distributors.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements. The forward-looking statements contained herein include statements about the consummation of the proposed merger. These statements are subject to inherent risks regarding the satisfaction of the conditions to the closing of the merger, including approvals under the antitrust laws, and the timing of the closing if it occurs. In addition, Giant's business and operations involve numerous risks and uncertainties, many of which are beyond Giant's control, which could result in Giant's expectations not being realized or otherwise materially affect Giant's financial condition, results of operations and cash flows. Additional information relating to the uncertainties affecting Giant's business is contained in its filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date made, and Giant does not undertake any obligation to (and expressly disclaims any obligation to) update any forward looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.

ADDITIONAL INFORMATION ABOUT THIS TRANSACTION

This press release may be deemed to be soliciting material relating to the proposed merger transaction between Western and Giant. In connection with the proposed merger, Giant has filed a preliminary proxy statement with the SEC and expects to file a definitive proxy statement with the SEC. Investors and security holders of Giant are advised to read the definitive proxy statement and any other relevant documents filed with the SEC when they become available because those documents will contain important information about the proposed merger. The definitive proxy statement will be mailed to stockholders of Giant. Investors and security holders may obtain a free copy of the definitive proxy statement when it becomes available, and other documents filed by Giant with the SEC, at the SEC's website at http://www.sec.gov. Copies of the definitive proxy statement, when it becomes available, and Giant's other filings with the SEC may also be obtained free of charge from Giant Industries, Inc., 23733 North Scottsdale Road, Scottsdale, Arizona 85255, Attention: Investor Relations.

PARTICIPANTS IN THE SOLICITATION

Giant and its directors, executive officers and other members of its management and employees may be deemed to be soliciting proxies from Giant's stockholders in favor of the proposed merger. Information regarding Giant's directors and executive officers is available in Giant's proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on March 1, 2006. Additional information regarding the interests of such potential participants will be included in the definitive proxy statement and the other relevant documents filed with the SEC when they become available.